MTM TECHNOLOGIES, INC. ACQUIRES PREMIER ADVANCED TECHNOLOGY SOLUTIONS PROVIDER VECTOR ESP, INC.

     o ADDS 12 MAJOR MARKETS IN THE CENTRAL AND WESTERN UNITED STATES AND EXPANDS REMOTE OFFICE CONNECTIVITY AND WORKFORCE MOBILITY PRACTICES

     o COMPLETES ADDITIONAL INVESTMENT FROM PEQUOT VENTURES AND CONSTELLATION VENTURES OF $10 MILLION

Stamford, CT - December 13, 2004 - MTM Technologies, Inc. ("MTM Technologies") (NASDAQ: MTMC), a leading computer and communications technology management company providing IT networking and data center services, including storage, security, messaging, and voice over internet protocol (VOIP) solutions, announced that it has acquired the assets and business operations of Vector ESP, Inc. ("Vector'), a Citrix Platinum Solutions Advisor and Microsoft Gold Partner, providing advanced technology solutions in application delivery and deployment, network infrastructure, messaging and collaboration, remote office connectivity and workforce mobility.

On December 8, 2004 MTM Technologies announced that it had completed the final $12.5 million investment from Pequot Ventures, the private equity arm of Pequot Capital Management, Inc., and Constellation Ventures, a Bear Stearns Asset Management Venture Capital Fund, under the financing agreement it had signed with Pequot Ventures in early 2004 and that it had signed a new financing agreement with Pequot Venture and Constellation Ventures for up to $40 million of additional financing. MTM Technologies today announced that it has completed an initial $10 million investment by Pequot Ventures and Constellation Ventures under the new financing agreement. MTM Technologies used $16.8 million of the proceeds from these investments to fund the cash portion of the Vector purchase price and expects to use the remaining proceeds to fund future acquisitions.

The acquisition of Vector expands MTM Technologies' presence from New York, Southern New England and Southern California to 12 additional major metropolitan markets in the Central and Western United States, including Houston, Dallas, Chicago, Cincinnati, St. Louis, San Francisco, Portland and Seattle. Tom Flink, Vector's President and COO and his senior management team have joined MTM Technologies and will lead its Central Region operations.

"MTM Technologies and the businesses we have acquired since launching our growth-through-acquisition strategy in May 2004 would have had combined annual revenues of approximately $157 million, if you annualize their revenues from the quarter ended September 30, 2004," said Francis J. Alfano, MTM Technologies' CEO. "The acquisition of Vector provides us with nationally recognized technical capabilities in secure access solutions as an elite partner with Citrix and Microsoft. These expanded capabilities enable us to supply our client's with IT infrastructure solutions in a number of new major markets, as well as provide managed solutions nationwide. We are very excited at the prospect of providing our clients access to the combined offering of Vector and MTM Technologies and believe that completing this acquisition is a significant step in our build out of a leading national middle market IT solutions provider."

"As part of MTM Technologies, we are committed to continuing our history of providing value while building long-term customer relationships. By combining Vector's expertise and geographic presence with MTM Technologies' broad capabilities and resources, we have built a comprehensive set of services and solutions that meet the needs of middle market and departmental enterprises," said Tom Flink, President and COO of Vector. "This breadth of capability is the


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new foundation for our focused practice areas and through which we will deliver innovative solutions that solve today's business needs.

On December 7, 2004, MTM Technologies signed a definitive agreement with Pequot Ventures and Constellation Ventures for up to $40 million of additional financing in the form of 7% convertible secured notes. The initial tranche of $10 million was funded $6.25 million by Pequot Ventures and $3.75 million by Constellation Ventures. The notes are convertible into 3,076,923 shares of Series A-4 Preferred Stock at a conversion price of $3.25, together with 615,385 warrants to purchase common stock with an exercise price of $4.06. The Series A-4 Preferred Stock will be convertible into common stock at a conversion price of $3.25. The conversion and voting rights of the notes and the right to exercise the warrants will be subject to shareholder approval. The purchase of additional securities under the financing agreement is solely at Pequot Venture's and Constellation Venture's option and Pequot Ventures and Constellation Ventures may assign their right to acquire some or all of those securities to other investors.

Clifford Friedman, Senior Managing Director of Constellation Ventures has joined MTM Technologies' Board of Directors and Amish Jani of Pequot Ventures has relinquished his board seat.

Pequot Venture's Managing General Partner and MTM Technologies' Chairman of the Board, Gerald A. Poch, noted that "MTM Technologies is well positioned to become a leading national provider of IT solutions to the middle market. This acquisition, by adding offices in major markets in the Central and Western United States and significant office connectivity and workforce mobility practices capabilities, is a key milestone in MTM Technologies' build-out of a national middle market IT solutions provider. We are very excited about the completion of our forth investment in MTM Technologies' growth strategy."

The conversion and voting rights of the notes and the right to exercise the warrants will be subject to shareholder approval. The company intends to file a preliminary proxy statement with the Securities and Exchange Commission and schedule a special stockholders' meeting seeking approval of the conversion, voting and exercise rights and the other transactions following the closing. Holders of approximately 71% of MTM Technologies' outstanding voting securities have executed a voting agreement in which they agree to vote in favor of such conversion, voting and exercise rights and the other transactions contemplated by the financing agreement with Pequot Ventures and Constellation Ventures.

ABOUT MTM TECHNOLOGIES, INC.

MTM Technologies, Inc. is a leading computer and communications technology management company providing IT networking and data center services, including storage, security, messaging and VOIP solutions. MTM Technologies' practices in Network Analysis, Network & Systems Management, Internet Services, IT Consulting, Data & Network Security, Network Infrastructure Engineering, Integrated Communications, Technology Acquisition and Deployment, Process Automation, and Enterprise LifeCycle Managed Services create a comprehensive computer and communication services suite. MTM Technologies' maintains sales, technology labs, help desk, network management operation centers, training and service facilities in Valley Cottage, New York, New York City, Connecticut, and California. MTM Technologies is an authorized reseller/partner and integrator for Microsoft, HP, Cisco Systems, Citrix, Intel Corp, IBM, Dell Computer, Nortel and Novell. For more information visit our web site at www.mtm.com.

ABOUT PEQUOT VENTURES

Pequot Ventures is the direct venture investment arm of Pequot Capital Management, Inc. and has a direct investment focus on today's most dynamic startup, growth stage and later-stage companies in the technology,


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telecommunications, defense and healthcare sectors. Pequot creates value by bringing energy and substantial industry expertise to its portfolio companies through the collective intellectual capital, deep operating experience and extensive network of its investment team. The firm leverages its unique multi-billion dollar presence across both public and private equity markets to help build competitive, sustainable businesses in fast changing environments throughout their lifecycle. Pequot accomplishes this goal in close partnership with the founders and management teams of its portfolio companies.

ABOUT CONSTELLATION VENTURES

Constellation Ventures, a Bear Stearns Asset Management Venture Capital Fund, manages $450 million in venture capital through offices in New York and Tokyo. The fund invests between $5 and $25 million in early to mid-stage companies that enable the distribution, management and control of information over emerging digital networks. Constellation Ventures provides its portfolio companies with strategic value-added services.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: The statements contained in this release which are not historical facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. These risks and uncertainties include the Company's entry into new commercial businesses, the risk of obtaining financing, recruiting and retaining qualified personnel, and other risks described in the Company's Securities and Exchange Commission filings. The forward looking statements in this press release speak only as of the date hereof and the Company disclaims any obligation to provide updates, revisions or amendments to any forward looking statement to reflect changes in the Company's expectations or future events.


FOR MORE INFORMATION CONTACT:   John F. Kohler
                                MTM Technologies, Inc.
                                Phone: (203) 975-3750
                                Fax: (203) 975-3701
                                Email: Investorrelations@mtm.com
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